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                                                                    EXHIBIT 4.15

THE BANK OF NEW YORK
New York's First Bank-Founded 1784 By Alexander Hamilton




                                        101 BARCLAY STREET, NEW YORK, N.Y. 10286





April 3, 2003

SALOMON SMITH BARNEY INC.
CIBC WORLD MARKETS CORP.
SCOTIA CAPITAL (USA) INC.
BMO NESBITT BURNS CORP.
RBC DOMINION SECURITIES CORP.
BANC OF AMERICA SECURITIES LLC
TD SECURITIES (USA) INC.
(collectively, the "Initial Purchasers")
c/o Solomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013
USA

Dear Sirs/Mesdames:

Re:     CANWEST MEDIA INC.
--------------------------

Reference is made to (i) that certain indenture dated as of May 17, 2001 (the "Senior Subordinated Notes Indenture") among CanWest Media Inc. ("CMI"), as issuer, the guarantors named therein, and the Bank of New York as trustee relating to the issuance of certain senior subordinated notes by CMI; and (ii) that certain indenture dated April 3, 2003 (the "Senior Notes Indenture") between CMI, as issuer, the guarantors named therein and the Bank of New York as trustee relating to the issue of certain senior notes by CMI (the "Senior Notes"). Capitalized terms herein, unless otherwise defined herein, shall have the meaning attributed to such terms in the Senior Subordinated Notes Indentures.

We hereby acknowledge and confirm that the Senior Notes constitute "Senior Indebtedness" under the Senior Subordinated Notes Indenture and that the Initial Purchasers are entitled, subject to the terms, conditions and limitations of the Senior Notes Indenture, to the rights of a holder of a Senior Indebtedness as set forth in the Senior Subordinated Notes Indenture, all as if the provisions of the Senior Subordinated Notes Indenture related thereto were set forth herein.

                                   Yours truly,

                                   BANK OF NEW YORK, as trustee under
                                   the Senior Subordinated Notes Indenture


                                   By: /s/ VANESSA MACK
                                       ----------------------------------------
                                       Name: Vanessa Mack
                                       Title: Assistant Vice President